Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200
www.kirkland.com

May 10, 2010

Express, Inc.

One Limited Parkway

Columbus, OH 43230

Ladies and Gentlemen:

We are acting as special counsel to Express, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (Registration No. 333-164906), originally filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2010 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Firm Shares” and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Secondary Shares.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the Bylaws (the “Bylaws”) of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) resolutions of the Board of Directors and stockholders of the Company (the “Resolutions”); (v) certain documents with respect to the conversion of Express Parent LLC into Express, Inc. and the merger of Express Investment Corp., a Delaware corporation, Express Management Investors LLC, a Delaware limited liability company, and Express Management Investors Blocker Inc., a Delaware corporation, with and into the Company (the “Reorganization”), and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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Express, Inc.

May 10, 2010

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copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Reorganization is complete, (ii) the final Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the Registration Statement becomes effective under the Act:

1. The Firm Shares will be duly authorized, and when the Firm Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement, the Firm Shares will be validly issued, fully paid and non-assessable.

2. The Secondary Shares will be duly authorized and validly issued, fully paid and non-assessable; and

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Express, Inc.

May 10, 2010

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This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP